EXHIBIT 99.1

FOR IMMEDIATE RELEASE:
August 4, 2022

Centrus Reports Second Quarter 2022 Results

BETHESDA, Md. - Centrus Energy Corp. (NYSE American: LEU) (“Centrus” or the “Company”) today reported second quarter 2022 results.

Highlights

•Net income of $37.4 million on revenue of $99.1 million in Q2 2022, compared to net income of $11.6 million on $62.4 million in revenue in Q2 2021
•Long-term order book valued at approximately $1.0 billion as of June 30, 2022, and December 31, 2021
•Secured more than $135 million in new sales contracts and commitments in 2022
•Continued to meet all milestones under the DOE HALEU contract

Centrus Energy Corp. today reported net income of $37.4 million for the quarter ended June 30, 2022, compared to net income of $11.6 million for the second quarter of 2021. The net income allocable to common stockholders in the second quarter of 2022 was $37.4 million, or $2.56 (basic) and $2.51 (diluted) per common share.

“This was a strong quarter for Centrus, driven by our LEU Segment. We are grateful to our customers for placing new, multi-year orders with us that increase the value of our order book,” said Centrus President and CEO Daniel B. Poneman. “Moreover, industry, Congress, and the Administration now share the same sense of urgency about the need to restore America’s domestic nuclear fuel supply chain to support both new and existing reactors. Centrus is uniquely positioned to meet the growing demand for U.S.-origin Low-Enriched Uranium (“LEU”) and High-Assay, Low-Enriched Uranium (“HALEU”). We are licensed to produce LEU and have the only U.S. Nuclear Regulatory Commission license to produce HALEU, as well as the only deployment-ready enrichment technology that is suitable for national security missions.”

Financial Results

Centrus generated total revenue of $99.1 million for the second quarter of 2022 compared to $62.4 million in the second quarter of 2021.

Revenue from the Low Enriched Uranium segment was $85.5 million and $45.2 million in the three months ended June 30, 2022 and 2021, respectively, an increase of $40.3 million. The increase for the three months was attributable to an increase in the average SWU price, which was partially offset by a decrease in the volume of SWU sold, largely due to the variability in timing of utility customer orders and related contracts.

Revenue from the technical solutions segment was $13.6 million and $17.2 million in the three months ended June 30, 2022 and 2021, respectively, a decrease of $3.6 million. The decrease in revenue in the three months was primarily related to a $2.9 million decrease in revenue generated by the HALEU Contract and a $1.0 million decrease in revenue generated by the X-energy contract.

Cost of sales for the LEU segment was $26.1 million and $27.0 million in the three months ended June 30, 2022 and 2021, respectively, a decrease of $0.9 million. The decrease for the three months was attributable to decreases in both SWU sales volume and the average SWU unit cost. Cost of sales for the three months ended June 30, 2022, included $5.5 million for the revaluation of obligations for SWU borrowed in 2018-2022.

Cost of sales for the technical solutions segment was $12.1 million and $18.3 million in the three months ended June 30, 2022 and 2021, respectively, a decrease of $6.2 million. The decrease of $6.2 million in the three months is related to a reduction in costs of approximately $5.6 million associated with the HALEU Contract and a reduction in costs of approximately $1.0 million associated with the X-energy contract, partially offset by new contract work of approximately $0.4 million.

Gross profit for the Company was $60.9 million and $17.1 million in the three months ended June 30, 2022 and 2021, respectively.

HALEU Update

Centrus recently completed conceptual design for a commercial-scale HALEU cascade that would have 120 centrifuges and a much larger output than the 16-centrifuge demonstration cascade. Each 120-machine commercial cascade could produce approximately 6 metric tons of HALEU per year at 19.75 percent U235 or greater quantities at lower enrichment levels. Subject to the availability of funding by the government and/or other financing, Centrus could scale up the Piketon facility to accommodate whatever level of HALEU production is required and could also produce Low-Enriched Uranium for existing reactors if needed. The Piketon facility is large enough to accommodate thousands of centrifuges.

New Sales Contract and Commitments

Prices in the global uranium enrichment market have risen significantly over the course of 2022, giving Centrus the opportunity to make long-term sales at higher prices and margins. In the first half of 2022, Centrus secured more than $135 million in new sales contracts and commitments. These sales include deliveries of SWU and uranium from 2022 through 2026.

About Centrus Energy Corp.

Centrus Energy is a trusted supplier of nuclear fuel and services for the nuclear power industry. Centrus provides value to its utility customers through the reliability and diversity of its supply sources – helping them meet the growing need for clean, affordable, carbon-free electricity. Since 1998, the Company has provided its utility customers with more than 1,750 reactor years of fuel, which is equivalent to 7 billion tons of coal. With world-class technical and engineering capabilities, Centrus is also advancing the next generation of centrifuge technologies so that America can restore its domestic uranium enrichment capability in the future. Find out more at www.centrusenergy.com.

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Forward-Looking Statements:

This news release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. In this context, forward-looking statements mean statements related to future events, may address our expected future business and financial performance, and often contain words such as “expects”, “anticipates”, “intends”, “plans”, “believes”, “will”, “should”, “could”, “would” or “may” and other words of similar meaning. Forward-looking statements by their nature address matters that are, to different degrees, uncertain.

For Centrus Energy Corp., particular risks and uncertainties that could cause our actual future results to differ materially from those expressed in our forward-looking statements include but are not limited to the following which are, and will be, exacerbated by the novel coronavirus (“COVID-19”) pandemic and subsequent variants, and any worsening of the global business and economic environment as a result; risks related to the war in Ukraine and geopolitical conflicts and the imposition of sanctions or other measures imposed by either the U.S. or foreign governments, organizations (including the United Nations, the European Union or other international organizations), entities or persons, that could directly or indirectly impact our ability to obtain or sell low enriched uranium (“LEU”) under our existing supply contract with the Russian government-owned entity TENEX, Joint-Stock Company (“TENEX”); risks related to the refusal of TENEX to deliver LEU to us if TENEX is unable to identify an unsanctioned bank to which we can send payments for the separative work units (“SWU”) contained in the LEU, or to make other payments under our supply contract with TENEX; risks related to natural and other disasters, including the continued impact of the March 2011 earthquake and tsunami in Japan on the nuclear industry and on our business, results of operations and prospects; risks related to financial difficulties experienced by customers or suppliers, including possible bankruptcies, insolvencies or any other inability to pay for our products or services or delays in making timely payment; risks related to pandemics and other health crises, the impact and potential extended duration of the current supply/demand imbalance in the market for LEU; risks related to our ability to sell the LEU we procure pursuant to our purchase obligations under our supply agreements including those imposed under the 1992 Russian Suspension Agreement as amended, international trade legislation and other international trade restrictions; risks related to existing or new trade barriers and contract terms that limit our ability to procure LEU for, or deliver LEU to customers; pricing trends and demand in the uranium and enrichment markets and their impact on our profitability; risks related to the movement and timing of customer orders; risks related to our dependence on others, such as our transporters, for deliveries of LEU including deliveries from TENEX, under our commercial supply agreement with TENEX and deliveries under our long-term commercial supply agreement with Orano Cycle (“Orano”) or other suppliers; risks associated with our reliance on third-party suppliers and service providers to provide essential products and services to us; risks related to the fact that we face significant competition from major producers who may be less cost sensitive or are wholly or partially government owned; risks that our ability to compete in foreign markets may be limited for various reasons; risks related to the fact that our revenue is largely dependent on our largest customers; risks related to our sales order book, including uncertainty concerning customer actions under current contracts and in future contracting due to market conditions and our lack of current production capability; risks related to whether or when government funding or demand for high-assay low-enriched uranium (“HALEU”) for government or commercial uses will materialize; risks and uncertainties regarding funding for continuation and deployment of the American Centrifuge technology; risks related to (i) our ability to perform and absorb costs under our agreement with the U.S. Department of Energy (“DOE”) to deploy a cascade of centrifuges to demonstrate production of HALEU for advanced reactors (the “HALEU Contract”), (ii) our ability to obtain contracts and funding to be able to continue operations and (iii) our ability to obtain and/or perform under other agreements; risks that (i) we may not obtain the full benefit of the HALEU Contract and may not be able or allowed to operate the HALEU enrichment facility to produce HALEU after the completion of the existing HALEU Contract or (ii) the HALEU enrichment facility may not be available to us as a future source of supply; risks related to uncertainty regarding our ability to commercially deploy competitive enrichment technology; risks related to the potential for further demobilization or termination of our American Centrifuge work; risks that we will not be able to timely complete the work that we are obligated to perform; risks related to our ability to perform fixed-price and cost-share contracts such as the HALEU Contract, including the risk that costs could be higher than expected; risks related to our significant long-term liabilities, including material unfunded defined benefit pension plan obligations and postretirement health and life benefit obligations; risks relating to our 8.25% notes (the “8.25% Notes”) maturing in February 2027; the risks of revenue and operating results fluctuating significantly from quarter to quarter, and in some cases, year to year; risks related to the impact of financial market conditions on our business, liquidity, prospects, pension assets and insurance facilities; risks related to the Company’s capital concentration; risks related to the value of our intangible assets related to the sales order book and customer relationships; risks related to the limited trading markets in our securities; risks related to decisions made by our Class B stockholders regarding their investment in the Company based upon factors that are unrelated to the Company’s performance; risks that a small number of holders of our Class A Common Stock, par value $0.10 per share (“Class A Common Stock”) (whose interests may not be aligned with other holders of our Class A Common Stock), may exert significant influence over the direction of the Company; risks related to (i) the use of our net operating losses (“NOLs”) carryforwards and net unrealized built-in losses (“NUBILs”) to offset future taxable income and the use of the Rights Agreement (as defined herein) to prevent an “ownership change” as defined in Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”) and (ii) our ability to generate taxable income to utilize all or a portion of the NOLs prior to the expiration thereof and NUBILs; failures or security breaches of our information technology systems; risks related to our ability to attract and retain key personnel; risks related to the potential for the DOE to seek to terminate or exercise its remedies under its agreements with the Company; risks related to actions, including reviews, that may be taken by the United States government, the Russian government or other governments that could affect our ability to perform under our contractual obligations or the ability of our sources of supply to perform under their contractual obligations to us; risks related to our ability to perform and receive timely payment under agreements with the DOE or other government agencies, including risks and uncertainties related to the ongoing funding by the government and potential audits; risks related to changes or termination of agreements with the U.S. government or other counterparties; risks related to the competitive environment for our products and services; risks related to changes in the nuclear energy industry; risks related to the competitive bidding process associated with obtaining contracts, including government contracts; risks that we will be unable to obtain new business opportunities or achieve market acceptance of our products and services or that products or services provided by others will render our products or services obsolete or noncompetitive; risks related to potential strategic transactions that could be difficult to implement, disrupt our business or change our business profile significantly; risks related to the outcome of legal proceedings and other contingencies (including lawsuits and government investigations or audits); risks related to the impact of government regulation and policies including by the DOE and the U.S. Nuclear Regulatory Commission; risks of accidents during the transportation, handling or processing of hazardous or radioactive material that may pose a health risk to humans or animals, cause property or environmental damage, or result in precautionary evacuations; risks associated with claims and litigation arising from past activities at sites we currently operate or past activities at sites that we no longer operate, including the Paducah, Kentucky, and Portsmouth, Ohio, gaseous diffusion plants; and other risks and uncertainties discussed in this and our other filings with the Securities and Exchange Commission (“SEC”), including under Part I, Item 1A - “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021, and under Part II, Item 1A - “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2022.

These factors may not constitute all factors that could cause actual results to differ from those discussed in any forward-looking statement. Accordingly, forward-looking statements should not be relied upon as a predictor of actual results. Readers are urged to carefully review and consider the various disclosures made in this report and in our other filings with the SEC that attempt to advise interested parties of the risks and factors that may affect our business. We do not undertake to update our forward-looking statements to reflect events or circumstances that may arise after the date of this press release except as required by law.

Contacts:

Investors: Dan Leistikow at LeistikowD@centrusenergy.com
Media: Lindsey Geisler at GeislerLR@centrusenergy.com

CENTRUS ENERGY CORP.
ADJUSTED NET INCOME PER SHARE RECONCILIATION TABLE

The Company measures Net Income and Net Income per Share both on a GAAP basis and on an adjusted basis to exclude deemed dividends allocable to retired preferred stock shares (“Adjusted Net Income” and “Adjusted Net Income per Share”). We believe Adjusted Net Income and Adjusted Net Income per Share, which are non-GAAP financial measures, provide investors with additional understanding of the Company’s financial performance as well as its strategic financial planning analysis and period-to-period comparability. These metrics are useful to investors because they reflect how management evaluates the Company’s ongoing operating performance from period-to-period after removing certain transactions and activities that affect comparability of the metrics and are not reflective of the Company’s core operations.

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Numerator (in millions):
Net income	$37.4	$11.6	$37.0	$16.7
Less: Preferred stock dividends - undeclared and cumulative	—	0.7	—	1.4
Less: Distributed earnings allocable to retired preferred shares	—	—	—	6.6
Net income allocable to common stockholders	$37.4	$10.9	$37.0	$8.7

Plus: Distributed earnings allocable to retired preferred shares	$—	$—	$—	$6.6

Adjusted net income, including distributed earnings allocable to retired preferred shares (Non-GAAP)	$37.4	$10.9	$37.0	$15.3

Denominator (in thousands):
Average common shares outstanding - basic	14,587	13,443	14,567	13,132
Average common shares outstanding - diluted	14,876	13,743	14,903	13,452

Net income per share (in dollars):
Basic	$2.56	$0.81	$2.54	$0.66
Diluted	$2.51	$0.79	$2.48	$0.65

Plus: Effect of distributed earnings allocable to retired preferred shares, per common share (in dollars):
Basic	$—	$—	$—	$0.51
Diluted	$—	$—	$—	$0.49

Adjusted Net Income per Share (Non-GAAP) (in dollars):
Basic	$2.56	$0.81	$2.54	$1.17
Diluted	$2.51	$0.79	$2.48	$1.14

CENTRUS ENERGY CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(Unaudited; in millions, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenue:
Separative work units	$85.5	$45.2	$98.3	$83.3
Uranium	—	—	4.9	—
Technical solutions	13.6	17.2	31.2	34.7
Total revenue	99.1	62.4	134.4	118.0
Cost of Sales:
Separative work units and uranium	26.1	27.0	40.9	52.4
Technical solutions	12.1	18.3	26.3	36.8
Total cost of sales	38.2	45.3	67.2	89.2
Gross profit	60.9	17.1	67.2	28.8
Advanced technology costs	3.5	0.2	4.6	0.7
Selling, general and administrative	8.3	7.8	15.8	16.0
Amortization of intangible assets	4.0	1.6	5.1	3.7
Special charges for workforce reductions	0.5	—	0.5	—
Operating income	44.6	7.5	41.2	8.4
Nonoperating components of net periodic benefit income	(3.4)	(4.3)	(6.7)	(8.6)
Investment income	(0.2)	—	(0.2)	—
Income before income taxes	48.2	11.8	48.1	17.0
Income tax expense	10.8	0.2	11.1	0.3
Net income and comprehensive income	37.4	11.6	37.0	16.7
Preferred stock dividends - undeclared and cumulative	—	0.7	—	1.4
Distributed earnings allocable to retired preferred shares	—	—	—	6.6
Net income allocable to common stockholders	$37.4	$10.9	$37.0	$8.7

Net income per share:
Basic	$2.56	$0.81	$2.54	$0.66
Diluted	$2.51	$0.79	$2.48	$0.65
Average number of common shares outstanding (in thousands):
Basic	14,587	13,443	14,567	13,132
Diluted	14,876	13,743	14,903	13,452

CENTRUS ENERGY CORP.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; in millions)

	Six Months Ended June 30,
	2022	2021
OPERATING
Net income	$37.0	$16.7
Adjustments to reconcile net income to cash used in operating activities:
Depreciation and amortization	5.4	4.0
Accrued loss on long-term contract	(0.5)	(4.7)
Deferred tax assets	10.6	—
Equity related compensation	1.4	0.2
Revaluation of inventory borrowing	5.5	—
Changes in operating assets and liabilities:
Accounts receivable	5.1	10.6
Inventories	(10.7)	(6.5)
Inventories owed to customers and suppliers	(8.1)	(4.6)
Other current assets	(15.1)	0.5
Accounts payable and other liabilities	(8.0)	1.6
Payables under inventory purchase agreements	(37.9)	7.8
Deferred revenue and advances from customers, net of deferred costs	(30.6)	(7.8)
Pension and postretirement benefit liabilities	(10.0)	(14.8)
Other, net	(0.3)	(0.1)
Cash provided by (used in) operating activities	(56.2)	2.9

INVESTING
Capital expenditures	(0.5)	(0.7)
Cash used in investing activities	(0.5)	(0.7)

FINANCING
Proceeds from the issuance of common stock, net	—	27.2
Exercise of stock options	0.2	0.4
Withholding of shares to fund grantee tax obligations under stock-based compensation plan	—	(2.4)
Payment of interest classified as debt	(3.1)	(3.1)
Other	(0.3)	(0.3)
Cash provided by (used in) financing activities	(3.2)	21.8

Increase (decrease) in cash, cash equivalents and restricted cash	(59.9)	24.0
Cash, cash equivalents and restricted cash, beginning of period	196.8	157.9
Cash, cash equivalents and restricted cash, end of period	$136.9	$181.9

Non-cash activities:
Common stock and warrant issued in exchange for preferred stock	$—	$7.5
Reclassification of stock-based compensation liability to equity	$10.6	$7.5
Disposal of right to use lease assets from lease modification	$—	$1.0
Property, plant and equipment included in accounts payable and accrued liabilities	$0.2	$0.1
Shares withheld for employee taxes	$1.9	$2.4

CENTRUS ENERGY CORP.
CONSOLIDATED BALANCE SHEETS
(Unaudited; in millions, except share and per share data)

	June 30, 2022	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$115.6	$193.8
Accounts receivable	24.0	29.1
Inventories	121.1	91.1
Deferred costs associated with deferred revenue	135.3	143.3
Other current assets	23.7	8.6
Total current assets	419.7	465.9
Property, plant and equipment, net of accumulated depreciation of $3.2 million as of June 30, 2022 and $3.0 million as of December 31, 2021	5.6	5.3
Deposits for financial assurance	21.1	2.8
Intangible assets, net	49.6	54.7
Deferred tax assets	30.9	41.4
Other long-term assets	1.8	2.3
Total assets	$528.7	$572.4

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable and accrued liabilities	$25.6	$37.8
Payables under inventory purchase agreements	—	37.9
Inventories owed to customers and suppliers	0.3	8.4
Deferred revenue and advances from customers	264.8	303.1
Current debt	6.1	6.1
Total current liabilities	296.8	393.3
Long-term debt	98.8	101.8
Postretirement health and life benefit obligations	112.2	114.9
Pension benefit liabilities	16.0	23.1
Advances from customers	46.2	45.1
Long-term inventory loans	45.8	22.4
Other long-term liabilities	7.8	13.7
Total liabilities	623.6	714.3

Stockholders’ deficit:
Preferred stock, par value $1.00 per share, 20,000,000 shares authorized
Series A Participating Cumulative Preferred Stock, none issued	—	—
Series B Senior Preferred Stock, none issued	—	—
Class A Common Stock, par value $0.10 per share, 70,000,000 shares authorized, 13,769,384 and 13,649,933 shares issued and outstanding as of June 30, 2022 and December 31, 2021, respectively	1.4	1.4
Class B Common Stock, par value $0.10 per share, 30,000,000 shares authorized, 719,200 shares issued and outstanding as of June 30, 2022 and December 31, 2021	0.1	0.1
Excess of capital over par value	150.9	140.7
Accumulated deficit	(247.6)	(284.6)
Accumulated other comprehensive income, net of tax	0.3	0.5
Total stockholders’ deficit	(94.9)	(141.9)
Total liabilities and stockholders’ deficit	$528.7	$572.4